DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0222812006-5
Document Number: 20060184337-84
Date Filed: 3/24/2006 11:52:38 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: VIKING MINERALS INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Name	CSC Services of Nevada, Inc.		
Street Address	502 East John Street	City: Carson City	Nevada, Zip Code: 89706
Optional Mailing Address		City	State, Zip Code

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 75000000 Par value: $ 0.001 Number of shares without par value:

4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)

	Name	Street Address	City	State	Zip Code
1.	DAVID HARKER	510-999 WEST HASTINGS ST.	VANCOUVER BC CANADA	XX	V6C 2W2
2.					
3.					

5. Purpose: (optional-see instructions)

The purpose of this Corporation shall be:

6. Names, Address and Signature of Incorporator. (attach additional page, there is more than 1 incorporator)

Name	CSC Services of Nevada, Inc.	Signature		
Address	502 East John Street	City: Carson City	State: NV	Zip Code: 89706

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R. A. or On Behalf of R. A. Company Date: 3/24/2006

This form must be accompanied by appropriate fees.